Independent Auditors' Consent





To the Shareholders and Board of Trustees
The Dreyfus/Laurel Tax-Free Municipal Funds


We consent to the use of our reports dated August 8, 1997 with respect to The Dreyfus/Laurel Tax-Free Municipal Funds (comprised of Dreyfus Premier Limited Term California Municipal Fund, Dreyfus Premier Limited Term Massachusetts Municipal Fund, Dreyfus Premier Limited Term New York Municipal Fund, Dreyfus Premier Limited Term Municipal Fund, Dreyfus BASIC New York Municipal Money Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund and Dreyfus BASIC California Municipal Money Market Fund) incorporated by reference in the Statements of Additional Information and to the references to our firm under the headings "Financial Highlights" in the Prospectuses; "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information for Dreyfus Premier Limited Term California Municipal Fund, Dreyfus Premier Limited Term Massachusetts Municipal Fund, Dreyfus Premier Limited Term New York Municipal Fund and Dreyfus Premier Limited Term Municipal Fund; and "Counsel and Independent Auditors" in the Statements of Additional Information for Dreyfus BASIC New York Municipal Money Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund and Dreyfus BASIC California Municipal Money Market Fund.





                                   KPMG Peat Marwick LLP




New York, New York
October 21, 1997